Exhibit 99.1



           Capital Lease Funding Announces First Quarter 2006 Results


   NEW YORK--(BUSINESS WIRE)--May 9, 2006--Capital Lease Funding,
Inc. (NYSE: LSE), a net lease REIT, today announced its results for the first quarter ended March 31, 2006.

   First Quarter 2006 Highlights:

   --  Revenues Increased 138% to $28 million

   --  Funds from Operations Increased 101% to $7.0 Million, or $0.25
        Per Share(1)

   --  Purchased $159 Million of Net Lease Properties

   --  Structured and Sold a $78 million First Mortgage Loan

   --  Direct Net Lease Property Ownership now Comprises 69% of the
        Portfolio

   First Quarter Results:

   For the first quarter ended March 31, 2006, the Company's reported total revenues of $28.3 million, and funds from operations, or FFO, of $7.0 million, or $0.25 per share, reflecting growth of 138% and 101%, respectively, from the first quarter of 2005. Net income available to common stockholders for the first quarter of 2006 was $1.6 million, or $0.06 per share, compared to net income $2.2 million, or $0.08 per share, in the first quarter of 2005. Net income results were primarily impacted due to increased depreciation and amortization expense from substantial growth in the Company's net lease real estate portfolio. The Company's 2006 FFO and net income results include approximately $0.02 of gain on sale income from the sale of a $78 million first mortgage loan as part of its ongoing gain on sale activity and approximately $0.02 of fee income from its mortgage lending business.
   During the quarter, the Company added $179 million of net lease assets to its portfolio. These included a $90 million acquisition of a TJX Companies, Inc. warehouse and distribution facility in Philadelphia, Pennsylvania and a $69 million acquisition of two adjacent office buildings in Denver, Colorado net leased to AMVESCAP PLC. As of March 31, 2006, the Company's net lease portfolio was $1.33 billion, and owned net leased real estate properties represented approximately 69% of the portfolio.
   As of March 31, 2006, all of the Company's owned properties were leased to investment grade rated tenants, and approximately 91% of the overall portfolio was invested in owned properties and loans on properties where the underlying tenant was rated investment grade and in investment grade rated real estate securities.
   Paul McDowell, Chief Executive Officer, stated, "In the first quarter 2006, we continued to build our portfolio with high quality real estate net leased on a long-term basis to high credit quality tenants. The efficiency and scalability of our platform becomes more evident each quarter with the strong portfolio growth we are able to achieve with only modest expense additions. Our gain on sale results also highlight our expertise in the net lease loan business and the importance of offering products across the net lease capital structure. As we move forward, we have the capital that will enable us to add high quality assets to our net lease real estate portfolio."

   Recent Developments:

   On May 1, 2006, the Company closed its first follow-on common stock offering since its initial public offering in March 2004. The Company issued 5,000,000 shares of common stock at a price to the public of $10.55 per share, and raised net proceeds of $49.9 million, after the underwriting discount and estimated offering expenses. The Company also granted the underwriters in the offering a 30-day option to purchase an additional 750,000 shares to cover over-allotments, if any.

   Balance Sheet:

   At March 31, 2006, the Company had total assets of $1.4 billion, including $927 million in net real estate investments, $271 million in mortgage and other real estate loans, and $134 million in securities available for sale. The Company's portfolio was financed with long-term fixed rate mortgage and CDO debt of $891 million, and $192 million of short-term variable rate borrowings. As of March 31, 2006, approximately 80% of the net lease portfolio was financed with long-term fixed rate debt.

   Dividends:

   In the first quarter of 2006, the Company declared a cash dividend on its common stock in the amount $0.20 per share. The level of CapLease's common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.
   The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

   2006 Guidance:

   CapLease is confirming its previously disclosed full year 2006 guidance. Management expects full year 2006 FFO per share and earnings per share (EPS) to be in the range of $0.93 to $1.01, and $0.02 to $0.07, respectively.
   Management expects FFO per share and EPS for the second quarter of 2006 to be in the range of $0.21 to $0.22, and $0.00 to $0.02, respectively. CapLease's second quarter guidance reflects lower fee income and gain on sale activity and the impact of the recent common stock offering.
   The difference between FFO and EPS is depreciation on real property.
   The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to the Company's guidance.

   Conference Call:

   Capital Lease Funding will hold a conference call and webcast to discuss the Company's first quarter results at 8:30 a.m. (Eastern
Time) today. Hosting the call will be Paul H. McDowell, Chief Executive Officer and Shawn P. Seale, Senior Vice President and Chief Financial Officer.
   Interested parties may listen to the conference call by dialing
(800) 811-8824 or (913) 981-4903 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at www.caplease.com under the Investor Relations section. Institutional investors can access the webcast via the password-protected event management site www.streetevents.com. The webcast is also available to individual investors at www.fulldisclosure.com.
   A replay of the conference call will be available on the Internet at www.streetevents.com and the Company's website for fourteen days following the call. A recording of the call also will be available approximately one hour after the call by dialing (888) 203-1112 or
(719) 457-0820 for international participants and entering passcode 8174148. The replay will be available until midnight May 23, 2006.

   Non-GAAP Financial Measures:

   Funds from operations (FFO) is a non-GAAP financial measure. The Company believes FFO is a useful additional measure of the Company's performance because it facilitates an understanding of the Company's operating performance after adjustment for real estate depreciation, a non-cash expense which assumes that the value of real estate assets diminishes predictably over time. In addition, the Company believes that FFO provides useful information to the investment community about the Company's financial performance as compared to other REITs since FFO is generally recognized as an industry standard for measuring the operating performance of an equity REIT.
   The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

   Forward-Looking and Cautionary Statements:

   This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

   -- our ability to make additional investments in a timely manner or on acceptable terms;

   -- our ability to obtain long-term financing for our asset investments at the spread levels we project when we invest in the asset;

   -- adverse changes in the financial condition of the tenants underlying our net lease investments;

   -- increases in our financing costs, our general and administrative costs and/or our property expenses;

   -- changes in our industry, the industries of our tenants, interest rates or the general economy;

   --  the success of our hedging strategy;

   --  our ability to raise additional capital;

   -- impairments in the value of the collateral underlying our investments; and

   --  the degree and nature of our competition.

   In addition, we may be required to defer revenue recognition on real properties we acquire if the property is under construction or is not yet ready for occupancy.
   Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company's Form 10-K for the year ended December 31, 2005, including the section entitled "Risk Factors," and the Company's other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC's website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

   About the Company:

   Capital Lease Funding, Inc. is a real estate investment trust, or REIT, focused on owning and financing commercial real estate that is net leased primarily to single tenants with investment grade credit ratings.

   (1)Funds from operations, or FFO, is a non-GAAP financial measure. For a reconciliation of FFO to net income, the most directly comparable GAAP measure, see the schedules attached to this press release.


Capital Lease Funding, Inc. and Subsidiaries
Consolidated Income Statements
For the three months ended March 31, 2006 and 2005
(Unaudited)

                                                 For the Three Months
  (Amounts in thousands, except per share           Ended March 31
   amounts)                                         2006       2005
  --------------------------------------------------------------------
  Revenues:                                      Unaudited  Unaudited
  Rental revenue                                   $17,022     $4,336
  Interest income from mortgage and other real
   estate loans and securities                       8,214      6,106
  Property expense recoveries                        1,910      1,363
  Gains on sale of mortgage loans                      645         63
  Other revenue                                        557         39
  --------------------------------------------------------------------
  Total revenues                                    28,348     11,907
  --------------------------------------------------------------------
  Expenses:
  Interest expense                                  14,025      3,542
  Property expenses                                  3,565      1,783
  General and administrative expenses                2,343      2,552
  General and administrative expenses-stock
   based compensation                                  671        455
  Depreciation and amortization expense on real
   property                                          5,378      1,268
  Loan processing expenses                              67         85
  (Gain) loss on derivatives                            (4)         -
  --------------------------------------------------------------------
  Total expenses                                    26,045      9,685
  --------------------------------------------------------------------
  Income from continuing operations                  2,303      2,222
  Income from discontinued operations                   49          -
  --------------------------------------------------------------------
  Net income                                         2,352      2,222
  Dividends allocable to preferred shares             (711)         -
  --------------------------------------------------------------------
  Net income allocable to common stockholders       $1,641     $2,222
  --------------------------------------------------------------------

  Earnings per share:
  Net income per common share, basic and diluted $0.06 $0.08 Weighted average number of common shares
   outstanding, basic and diluted                   27,893     27,526
  Dividends declared per common share                $0.20      $0.18
  Dividends declared per preferred share          $0.50781         $-


Capital Lease Funding, Inc. and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2006 (unaudited) and December 31, 2005

  (Amounts in thousands, except share and per
   share amounts)                                As Of       As Of
                                                March 31, December 31,
                                                  2006       2005
  --------------------------------------------------------------------
  Assets

  Real estate investments, net                    $926,682   $764,930
  Mortgage and other real estate loans held for
   investment                                      270,547    297,551
  Securities available for sale                    133,947    137,409
  Cash and cash equivalents                         10,468     19,316
  Assets held for sale                               2,942      2,942
  Structuring fees receivable                        3,714      3,862
  Other assets                                      68,008     60,478
  --------------------------------------------------------------------
  Total Assets                                  $1,416,308 $1,286,488
  --------------------------------------------------------------------
  Liabilities and Stockholders' Equity
  Accounts payable, accrued expenses and other
   liabilities                                     $11,889    $14,890
  Repurchase agreement and other short-term
   financing obligations                           192,495    129,965
  Mortgages on real estate investments             623,146    551,844
  Collateralized debt obligations                  268,164    268,156
  Other long-term debt                              30,930     30,930
  Intangible liabilities on real estate
   investments                                      16,024     14,419
  Dividends payable                                  6,347      6,253
  --------------------------------------------------------------------
  Total liabilties                               1,148,995  1,016,457
  Commitments and contingencies
  Stockholders' equity:
  Preferred stock, $0.01 par value, 100,000,000
   shares authorized, Series A cumulative
   redeemable preferred, liquidation preference
   $25.00 per share, 1,400,000 shares issued and
   outstanding                                      33,657     33,657
  Common stock, $0.01 par value, 500,000,000
   shares authorized, 28,180,930 and 27,868,480
   shares issued and outstanding, respectively         282        279
  Common stock, additional paid in capital         234,517    237,843
  Accumulated other comprehensive loss              (1,143)    (1,748)
  --------------------------------------------------------------------
  Total Stockholders' Equity                       267,313    270,031
  --------------------------------------------------------------------
  Total Liabilities and Stockholders' Equity    $1,416,308 $1,286,488
  --------------------------------------------------------------------

Capital Lease Funding, Inc. and Subsidiaries
Reconciliation of Net Income to Funds from Operations (unaudited)
For the three months ended March 31, 2006 and 2005

The following is a reconciliation of net income to FFO applicable to common stockholders:

                                                 For the Three Months
                                                    Ended March 31
  (in thousands, except per share amounts)          2006       2005
  --------------------------------------------------------------------
  Net income allocable to common stockholders       $1,641     $2,222
  Adjustments:
  Add: Depreciation and amortization expense on
   real property                                     5,378      1,268
  --------------------------------------------------------------------
  Funds from operations                             $7,019     $3,490
  --------------------------------------------------------------------

  Weighted average number of common shares
   oustanding, basic and diluted                    27,893     27,526
  Funds from operations per share                    $0.25      $0.13

  Gain on sale of mortgage loans                      $645        $63



    CONTACT: Investor Relations/Media:
             ICR, Inc.
             Brad Cohen, 212-217-6393
             bcohen@icrinc.com